Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


Void after 5:00 P.M., Frankfort, Kentucky     Right to Purchase Shares of the
time, on August 21, 2007 (the "Warrant        Common Stock of PlanGraphics, Inc.
Expiration Date").

                               PLANGRAPHICS, INC.

STOCK PURCHASE WARRANT

     PlanGraphics, Inc., a Colorado corporation (the "Company"), hereby certifies that for value received, Nutmeg Group, LLC, a Virgin Islands limited liability company, 3346 Commercial, Northbrook, Illinois 60062, EIN 660617525 or its permitted assigns (the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, that number of fully paid and nonassessable shares ("Shares") of the common stock of the Company, no par value ("Common Stock") set forth below, at an exercise price equal to an aggregate total of One Dollar ($1.00) (the "Warrant Price").

     11. Term. The Holder may exercise this Warrant for that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock that will constitute eighty (80%) of the Common Stock outstanding on a fully diluted basis, determined immediately after the exercise of the Warrant upon the earlier of (a) the consummation of an M&A Transaction and distribution of the consideration received by the Company in such M&A Transaction to the Company's shareholders, (ii) the completion of a Spin-Off Transaction, (iii) February 17, 2007 but only if the Company completes the acquisition of a Target Company (as defined in the Series A Stock Purchase Agreement dated August 21, 2006 between the Company and the Holder) on or prior to such date, (iv) forty-five (45) days after a Target Company is acquired by the Company but only if such acquisition is completed after February 17, 2007, or (v) August 21, 2007 (the "Warrant Expiration Date"). For purposes of this Warrant, "M&A Transaction" is defined as any merger, reorganization, sale of all or substantially all of the assets of the Company or PlanGraphics, Inc., a Maryland corporation and wholly owned subsidiary of the Company ("PG-Maryland"), or any other transaction pursuant to which the beneficial ownership of the securities possessing more than 50% of the total combined voting power of the Company' s outstanding securities is acquired by another person or entity and "Spin-Off Transaction" is defined as the Company's dividend or distribution of all of the outstanding capital stock of PG-Maryland to the shareholders of the Company (excluding Holder), or a similar transaction pursuant to which the Company is divested of all ownership interests in PG-Maryland. This Warrant shall expire on the Warrant Expiration Date. The Company shall be under no obligation to furnish to any Holder a notice of the expiration of this Warrant.

     12. Method of Exercise; Payment.

          (a) Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by any Holder hereof, in whole or in part, by the surrender of this Warrant (together with a duly executed notice of exercise, substantially in the form attached hereto as Exhibit A) at the principal office of the Company and the payment to the Company, in immediately available funds, of an amount equal to the Warrant Price.

          (b) In the event of an exercise of the purchase right represented by this Warrant, certificates for the Shares of stock so purchased shall be delivered to the exercising Holder hereof within thirty (30) days of the effective date of such purchase. Upon the effective date of such purchase, the exercising Holder shall be deemed to be the holder of record of the Shares, even if a certificate representing such Shares has not been delivered to such Holder or if such Shares have not yet been set forth on the stock transfer books of the Company.

     13. Stock Fully Paid; Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     14. Fractional Shares. No fractional Shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     15. Compliance with Securities Act. The Holders, by acceptance hereof, agree that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that no Holder will offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon any acquisition or exercise of this Warrant or any portion thereof, the exercising Holder shall confirm in writing, in a form attached hereto as Exhibit B, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale other than by a registration statement filed by the Company. In addition, in the absence of such registration, the exercising Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. All Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

     The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Such Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act and the applicable state securities laws or pursuant to an exemption from registration thereunder, the availability of which is to be established to the satisfaction of counsel to the issuer.



     16. Rights of Stockholders. Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Holder, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise before the Warrant or Warrants shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     17. Governing Law. The terms and conditions of this Warrant shall be governed by and construed in accordance with Colorado law.

     18. Miscellaneous. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. This Warrant and any term hereof may be changed, waived, discharged or terminated by an instrument in writing signed by the Company and the registered Holder hereof. All notices and other communications from the Company to Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

                                           PLANGRAPHICS, INC.



                                           By:
                                           -----------------------------------
                                           John Antenucci,
                                           President and Chief Executive Officer

Issue Date:  August 21, 2006

                                    EXHIBIT A
                            TO STOCK PURCHASE WARRANT


                               NOTICE OF EXERCISE

TO:  PLANGRAPHICS, INC.

     1. The undersigned hereby elects to purchase ____________ Shares of Common Stock of PlanGraphics, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said Shares of Common Stock in the name of the undersigned or in such other names as is specified below:

                           ---------------------------

                           ---------------------------

                           ---------------------------

     3. [For use only in the absence of an effective registration statement covering the Shares] The undersigned represents that the aforesaid Shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.



Date:
     -------------------------              ------------------------------------
                                            (Signature)

                                    EXHIBIT B
                            TO STOCK PURCHASE WARRANT


                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER:
              -------------------------------

COMPANY:      PLANGRAPHICS, INC.

SECURITY:     COMMON STOCK PURCHASE WARRANT AND UNDERLYING COMMON STOCK

AMOUNT:
              -------------------------------

DATE:
              -------------------------------


     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company the following:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing these Securities for the Purchaser's own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Warrant. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non- public offering subject to the satisfaction of certain conditions.

     (e) The Purchaser further understands that at the time the Purchaser wishes to sell the Securities there may be no public market upon which to make such a sale.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                             Signature of Purchaser:


Date:
     -----------------------                 -----------------------------------